UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2003

Federal National Mortgage Association

(Exact name of registrant as specified in its charter)

Fannie Mae

Federally chartered corporation (State or other jurisdiction of incorporation)	0-50231 (Commission File Number)	52-0883107 (IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC (Address of principal executive offices)	20016 (Zip Code)

Registrant’s telephone number, including area code: 202-752-7000

Item 5. Other Events.

               On July 14, 2003, Fannie Mae (formally, the Federal National Mortgage Association) issued a press release announcing an increased quarterly dividend. A copy of the press release is filed as Exhibit 99.1 to this report, and is incorporated herein by reference.

               On July 15, 2003, Fannie Mae released a monthly summary of financial data for June 2003. A copy of the summary is attached as Exhibit 99.3, and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable

     (c)  Exhibits.

An index to exhibits has been filed as part of this Report immediately following the signature page, and is incorporated herein by reference.

Item 9. Regulation FD Disclosure.

               On July 15, 2003, Fannie Mae issued a press release relating to the Company’s earnings for the second quarter of fiscal 2003. A copy of the press release is attached as Exhibit 99.2, and is incorporated herein by reference.

               This information set forth under “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Results of Operations and Financial Condition.” We are furnishing this information under Item 9 in accordance with SEC Release No. 33-8216. Such information, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

	By	/s/ Leanne G. Spencer Leanne G. Spencer Senior Vice President and Controller
Date: July 15, 2003

EXHIBIT INDEX

     The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

99.1	Press release issued by Fannie Mae on July 14, 2003, relating to the quarterly dividend.
99.2	Press release issued by Fannie Mae on July 15, 2003, relating to earnings for second quarter of fiscal 2003.
99.3	Monthly summary release for June 2003 issued by Fannie Mae on July 15, 2003.